Exhibit 99.1

SAVARA ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

AUSTIN, TX – October 25, 2017 – Savara, Inc. (NASDAQ: SVRA), an orphan lung disease company, today announced the pricing of an underwritten public offering of 5,250,000 shares of its common stock at a price to the public of $7.85 per share. As a component of the offering, in lieu of common stock, Savara offered to a certain existing investor pre-funded warrants to purchase an aggregate of 775,000 shares of common stock at a purchase price of $7.84 per warrant, which represents the per share public offering price for the common stock less the $0.01 per share exercise price for each pre-funded warrant. The expected gross proceeds of the offering are approximately $47.3 million. In addition, Savara has granted the underwriters a 30-day option to purchase up to 787,500 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on October 27, 2017, subject to customary closing conditions.

Savara intends to use the net proceeds from this offering for working capital and general corporate purposes, which include, but are not limited to, the funding of clinical development of and pursuing regulatory approval for its product candidates (including indication expansion for Molgradex), and general and administrative expenses.

Jefferies LLC is acting as the sole book-running manager for the offering. JMP Securities LLC and Canaccord Genuity Inc. are acting as lead managers for the offering, and H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC are acting as co-managers for the offering.

The securities were issued and sold pursuant to Savara’s existing shelf registration statement (File No. 333-202960) filed with the Securities and Exchange Commission on August 12, 2015 and declared effective on August 19, 2015. A preliminary prospectus supplement describing the terms of the offering was filed with the Securities and Exchange Commission on October 24, 2017. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com. An electronic copy of the final prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Savara, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Savara

Savara Inc. is a clinical-stage specialty pharmaceutical company focused on the development and commercialization of novel therapies for the treatment of serious or life-threatening rare respiratory diseases. Savara’s pipeline comprises: Molgradex, an inhaled granulocyte-macrophage colony-stimulating factor, or GM-CSF, in Phase 3 development for pulmonary alveolar proteinosis, or PAP, and in preparation for Phase 2a development for nontuberculous mycobacteria, or NTM, lung infection; AeroVanc, a Phase 3 stage inhaled vancomycin for treatment of MRSA infection in Cystic Fibrosis; and, Aironite, an inhaled sodium nitrite for heart failure with preserved ejection fraction, or HFpEF, in Phase 2 development. Savara’s strategy involves expanding its pipeline of potentially best-in-class products through indication expansion, strategic development partnerships and product acquisitions, with the goal of becoming a leading company in its field. Savara’s management team has significant experience in orphan drug development and pulmonary medicine, in identifying unmet needs, developing and acquiring new product candidates, and effectively advancing them to approvals and commercialization.

Forward Looking Statements

Savara cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements relating to the offering, including the timing of the closing of the offering and the use of proceeds. Savara may not actually achieve any of the matters referred to in such forward looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Savara’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, stock market conditions, our ability to satisfy the conditions to closing in the underwriting agreement, our ability to complete the offering and our actual use of the offering proceeds. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Savara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Contacts:

Savara Inc.

Ioana C. Hone (ir@savarapharma.com)

(512) 961-1891

The Trout Group

Kelly Mueller (kmueller@troutgroup.com)

(646) 378-2965

For Media:

LaVoieHealthScience

Andrew Mastrangelo

amastrangelo@lavoiehealthscience.com

(617) 374-8800, ext. 108

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